EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly report of S.Y. Bancorp, Inc. on Form 10-Q for the period ending September 30, 2004 (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:  (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of S.Y. Bancorp, Inc. as of and for the periods presented in the Report.

Date:	November 5, 2004	By:	/s/ David H. Brooks
David H. Brooks, Chairman and Chief Executive Officer

Date:	November 5, 2004	By:	/s/ David P. Heintzman
David P. Heintzman, President

Date:	November 5, 2004	By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to S.Y. Bancorp, Inc. and will be retained by S.Y. Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.